                                                                    Exhibit 12

                   COLUMBIA/HCA HEALTHCARE CORPORATION
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             For the quarters ended March 31, 1995 and 1994
                          (Dollars in millions)



                                                                  1995        1994
Earnings:
   Income before minority interests and income taxes ..........$   509     $   236
   Fixed charges, exclusive of capitalized interest ...........     98          80

                                                               $   607     $   316


Fixed Charges:
   Interest charged to expense ................................$    75    $     64
   One-third of rent expense and amortization of deferred
     loan costs (a) ...........................................     23          16

   Fixed charges, exclusive of capitalized interest ...........     98          80
   Capitalized interest .......................................      4           3

                                                               $   102    $     83

Ratio of earnings to fixed charges ............................   5.92        3.82



(a) One-third of rent expense is considered representative of the underlying interest.


























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                                                            Exhibit 12.1

                   COLUMBIA/HCA HEALTHCARE CORPORATION
     SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             For the quarters ended March 31, 1995 and 1994
                          (Dollars in millions)


                                                                   1995       1994
Earnings:
   Income before minority interests and income taxes ......... $    627    $   322
   Fixed charges, exclusive of capitalized interest ..........      143        108

                                                                $   770    $   430


Fixed Charges:
   Interest charged to expense ...............................  $   115   $     85
   One-third of rent expense and amortization of deferred
     loan costs (a) ..........................................       28         23

   Fixed charges, exclusive of capitalized interest ..........      143        108
   Capitalized interest ......................................        5          6

                                                                $   148    $   114

Ratio of earnings to fixed charges ...........................     5.19       3.78



(a) One-third of rent expense is considered representative of the underlying interest.














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